UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2016

Date of Report (Date of earliest event reported)

KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 701-8030

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On or about February 24, 2016, we entered into a Senior Secured Credit Facility with TCA Global Credit Master Fund, LP (the “TCA Agreement”). Pursuant to §2.5(f) of the TCA Agreement, the Company was obligated to pay an advisory fee of $300,000 USD. In lieu of the cash payment, TCA Global Credit Master Fund, LP (“TCA”) agreed to take 1,782,000 shares of Common Stock restricted in accordance with Rule 144 (the “Advisory Fee Stock”). The issuance of the Advisory Fee Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. Under the Agreement, once the Advisory Fee Stock meets the requirements of Rule 144, TCA may sell the Advisory Fee Stock until such time as they have received $300,000 in gross proceeds. At that time, TCA is obligated to return any remaining shares of Advisory Fee Stock back to the Company for cancellation into treasury. TCA is an accredited investor as defined under Regulation D, Rule 501, familiar with our corporate operations, and there was no general solicitation. This transaction was approved by Written Consent of the Board of Directors through authority set forth in our Articles of Incorporation, corporate bylaws, and §78.315 of the Nevada Revised Statutes. The Advisory Fee Stock was issued on or about March 4, 2016, and was fully paid and non-assessable upon execution of the TCA Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 – TCA Senior Secured Credit Facility dated February 24, 2016

10.2 – TCA Security Agreement – KSIX Media dated February 24, 2016

10.3 – TCA Security Agreement – KSIX Media Subsidiaries dated February 24, 2016

10.4 – TCA Convertible Promissory Note Payable dated February 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

DATE: August 1, 2016	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer